Exhibit 99

NEWS
CONTACT: Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS THIRD QUARTER 2015 RESULTS

HIGHLIGHTS

•	Third quarter diluted EPS totaled $0.78, a 20 percent increase over prior year results;

•	On a constant dollar basis, worldwide comparable systemwide RevPAR rose 4.5 percent in the third quarter;

•	North American comparable systemwide constant dollar RevPAR rose 4.2 percent in the third quarter;

•
Marriott repurchased 9.8 million shares of the company’s common stock for $702 million during the third quarter. Year-to-date through October 28, the company repurchased 25.1 million shares for $1.9 billion;

•	The company added over 10,000 rooms during the third quarter, including roughly 3,800 rooms in markets outside the U.S. and nearly 2,000 rooms converted from competitor brands;

•	At the end of the third quarter, the company’s worldwide development pipeline increased to more than 260,000 rooms, including roughly 20,000 rooms approved, but not yet subject to signed contracts;

•	The company’s adjusted operating income margin increased to 49 percent compared to 43 percent in the year-ago quarter;

•	Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) totaled $431 million in the quarter, a 10 percent increase over third quarter 2014 adjusted EBITDA.

BETHESDA, MD - October 28, 2015 - Marriott International, Inc. (NASDAQ: MAR) today reported third quarter 2015 results.

Third quarter 2015 net income totaled $210 million, a 9 percent increase over 2014 third quarter net income. Diluted earnings per share (EPS) in the third quarter totaled $0.78, a 20 percent increase from diluted EPS in the year-ago quarter. On July 29, 2015, the company forecasted third quarter diluted EPS of $0.72 to $0.76.

Arne M. Sorenson, president and chief executive officer of Marriott International, said, “Our company posted solid performance in the third quarter. North American systemwide RevPAR rose over 4 percent despite the impact of unfavorable holiday shifts on our group business compared to the year-ago quarter. Our hotels are full with occupancy at nearly 78 percent allowing us to continue to raise rates and reduce lower-rated business to drive RevPAR.

“Our global development pipeline continues to increase, reaching more than 260,000 rooms at the end of the quarter as owner and franchisees continue to choose our brands. Combined, our pipeline and open rooms exceed one million rooms worldwide. Recently unveiled in the U.S., Moxy and AC Hotels have a combined five hotels open and 82 hotels signed or approved domestically. Our newest brand, Delta Hotels, expects to open its first U.S. property later this year, a conversion from a competitor’s brand.

“Our asset-light business model continues to deliver significant profit growth with modest capital requirements, yielding outstanding return to shareholders. For the full year 2015, we expect to return more than $2.25 billion to shareholders through dividends and share repurchases, a record which would bring our total return to shareholders to nearly $8 billion over the last 5 years. Over the last 12 months, our return on invested capital has totaled 47 percent.

“For 2016, we expect systemwide constant dollar RevPAR will increase 4 to 6 percent in North America, outside North America and worldwide. Our group bookings for our North American full-service hotels for 2016 are up more than 7 percent with about 75 percent of expected group business volume booked thus far.

“Given our strong development pipeline, we anticipate our number of rooms will increase 7 to 8 percent, gross, in 2015, including the 9,600 rooms from the Delta acquisition, accelerating to 8 percent, gross, in 2016. Nearly 40 percent of our more than 260,000 room pipeline is already under construction.”

For the 2015 third quarter, RevPAR for worldwide comparable systemwide properties increased 4.5 percent (a 2.2 percent increase using actual dollars).

In North America, comparable systemwide RevPAR increased 4.2 percent (a 3.7 percent increase using actual dollars) in the third quarter of 2015, including a 4.2 percent increase (a 3.6 percent increase in actual dollars) in average daily rate. RevPAR for comparable systemwide North American full-service hotels (including Marriott Hotels, The Ritz-Carlton, Renaissance Hotels, Gaylord Hotels and Autograph Collection Hotels) increased 3.7 percent (a 3.0 percent increase in actual dollars) with a 3.2 percent increase (a 2.5 percent increase in actual dollars) in average daily rate. RevPAR for comparable systemwide North American limited-service hotels (including Courtyard, Residence Inn, SpringHill Suites, TownePlace Suites and Fairfield Inn & Suites) increased 4.6 percent (a 4.1 percent increase in actual dollars) in the third quarter with a 4.8 percent increase (a 4.3 percent increase in actual dollars) in average daily rate.

International comparable systemwide RevPAR rose 6.2 percent (a 4.0 percent decline using actual dollars) in the third quarter. International RevPAR growth was helped during the quarter by the earlier start of Ramadan and very strong demand in Europe.

Marriott added 68 new properties (10,253 rooms) to its worldwide lodging portfolio in the 2015 third quarter, including Mandapa, A Ritz-Carlton Reserve in Indonesia and The Hotel Lucerne, Autograph Collection in Switzerland. Twenty-one properties (2,596 rooms) exited the system during the quarter. At quarter-end, the company’s lodging system encompassed 4,364 properties and timeshare resorts for a total of 750,000 rooms.

The company’s worldwide development pipeline totaled 1,591 properties with more than 260,000 rooms at quarter-end, including nearly 600 properties with roughly 95,000 rooms under construction and over 100 properties with approximately 20,000 rooms approved for development, but not yet subject to signed contracts.

MARRIOTT REVENUES totaled approximately $3.6 billion in the 2015 third quarter compared to revenues of nearly $3.5 billion for the third quarter of 2014. Base management and franchise fees totaled $397 million compared to $381 million in the year-ago quarter, an increase of 4 percent. The year-over-year increase largely reflects higher RevPAR and new unit growth partially offset by $4 million of unfavorable foreign exchange. In addition, the company recognized $2 million of deferred base management fees related to the performance of a limited-service portfolio and $8 million of relicensing fees. In the year-ago quarter, the company recognized $6 million of deferred base management fees related to the performance of a limited-service portfolio, $9 million of deferred base management fees related to an owner’s sale of a Courtyard portfolio and $9 million of relicensing fees.

Third quarter worldwide incentive management fees totaled $68 million, a 1 percent increase compared to the year-ago quarter primarily due to higher managed hotel RevPAR and house profit margins largely offset by $4 million of unfavorable foreign exchange. In the 2015 third quarter, 64 percent of worldwide company-managed hotels earned incentive management fees compared to 56 percent in the year-ago quarter.

On July 29, the company estimated total fee revenue for the third quarter would total $470 million to $480 million. Actual total fee revenue of $465 million in the quarter was modestly lower than estimated reflecting lower than expected RevPAR growth, particularly in North America and the Middle East and Africa region, renovations, and delays in new unit openings.

Worldwide comparable company-operated house profit margins increased 50 basis points in the third quarter with higher room rates, improved productivity, and lower food and utility costs. House profit margins for comparable company-operated properties outside North America increased 60 basis points and North American comparable company-operated house profit margins increased 40 basis points from the year-ago quarter.

OWNED, LEASED, AND OTHER REVENUE, NET OF DIRECT EXPENSES, totaled $54 million, compared to $55 million in the year-ago quarter. The year-over-year decrease largely reflects lower termination fees and lower results from one North American full-service hotel under renovation largely offset by higher credit card branding fees and lower pre-opening costs.

DEPRECIATION, AMORTIZATION, and OTHER expenses totaled $31 million in the 2015 third quarter compared to $33 million in the year-ago quarter.

GENERAL, ADMINISTRATIVE, and OTHER expenses for the 2015 third quarter totaled $149 million compared to $172 million in the year-ago quarter. Expenses declined in the quarter largely due to lower compensation expense, lower legal costs and net favorable foreign exchange largely due to the devaluation of the Venezuelan Bolivar in the year-ago quarter.

On July 29, the company estimated general, administrative, and other expenses for the third quarter would total approximately $165 million. Actual expenses in the quarter were lower than expected largely due to general admin savings and lower transition expenses relating to the Delta acquisition, as well as timing.

INTEREST EXPENSE, NET increased $17 million in the third quarter. Interest expense for the third quarter increased $14 million largely due to lower capitalized interest expense and higher interest expense associated with a new debt issuance. Interest income declined $3 million largely due to a year-over-year decrease in loans receivable.

EQUITY IN EARNINGS decreased $4 million in the third quarter to $8 million. Results decreased largely due to deferred tax true-ups due to tax law changes recorded in the year-ago quarter partially offset by an adjustment of liabilities in an International joint venture in the third quarter of 2015.

On July 29, the company estimated equity in earnings for the third quarter would total approximately $0 million. Actual results in the quarter were above the estimate largely due to the adjustment mentioned above.

Provision for Income Taxes
The provision for income taxes in the 2014 third quarter included a $6 million non-recurring tax charge.

Adjusted Earnings before Interest Expense, Taxes, Depreciation and Amortization (EBITDA)
For the third quarter, adjusted EBITDA totaled $431 million, a 10 percent increase over third quarter 2014 adjusted EBITDA of $393 million. See page A-8 for the adjusted EBITDA calculation.

BALANCE SHEET
At quarter-end, total debt was $4,304 million and cash balances totaled $95 million, compared to $3,781 million in debt and $104 million of cash at year-end 2014.

COMMON STOCK
Weighted average fully diluted shares outstanding used to calculate diluted EPS totaled 267.3 million in the 2015 third quarter, compared to 295.4 million in the year-ago quarter.

The company repurchased 9.8 million shares of common stock in the third quarter at a cost of $702 million. To date in 2015, the company has repurchased 25.1 million shares for $1.9 billion.

OUTLOOK
For the 2015 fourth quarter, the company expects worldwide comparable systemwide RevPAR to increase 4 to 6 percent on a constant dollar basis. Outside North America, the company expects comparable systemwide constant dollar RevPAR to increase 3 to 5 percent. Compared to the fourth quarter RevPAR guidance provided on July 29, today’s fourth quarter outlook for our international regions assumes more moderate RevPAR growth in the Asia Pacific and Middle East and Africa regions. For North America, the company expects comparable systemwide RevPAR will increase 5 to 7 percent on a constant dollar basis. Based on early fourth quarter transient RevPAR trends, North American RevPAR is likely to increase at the low end of the guided range.

The company anticipates gross room additions of approximately 7 to 8 percent, or 6 to 7 percent, net, worldwide for the full year 2015, including the 9,600 rooms from the acquisition of the Delta brand.

The company assumes full year 2015 fee revenue could total $1,876 million to $1,886 million, growth of 9 to 10 percent over 2014 fee revenue of $1,719 million.

The company anticipates worldwide incentive management fees alone will increase at a mid to high single-digit rate for full year 2015.

For 2015, the company anticipates general, administrative and other expenses will total approximately $621 million, a 6 percent decline compared to 2014 expenses of $659 million.

Given these assumptions, 2015 full year diluted EPS could total $3.12 to $3.16, a 23 to 24 percent increase year-over-year.

	Fourth Quarter 2015	Full Year 2015
Total fee revenue	$460 million to $470 million	$1,876 million to $1,886 million
Owned, leased, and other revenue, net of direct expenses	$70 million to $75 million	$247 million to $252 million
Depreciation, amortization, and other expenses	Approx. $35 million	Approx. $142 million
General, administrative, and other expenses	Approx. $175 million	Approx. $621 million
Operating income	$320 million to $335 million	$1,360 million to $1,375 million
Gains and other income, net	Approx. $0 million	Approx. $20 million
Net interest expense[1]	Approx. $35 million	Approx. $137 million
Equity in earnings (losses)	Approx. $0 million	Approx. $13 million
Earnings per share	$0.74 to $0.78	$3.12 to $3.16
Tax rate		32.3 percent
1 Net of interest income

The company expects investment spending in 2015 will total approximately $700 million to $800 million, including approximately $140 million for maintenance capital and approximately $135 million for the Delta transaction. Investment spending also includes other capital expenditures (including property acquisitions), new mezzanine financing and mortgage notes, contract acquisition costs, and equity and other investments. Assuming this level of investment spending, more than $2.25 billion could be returned to shareholders through share repurchases and dividends.

Based upon the assumptions above, the company expects full year 2015 adjusted EBITDA will total $1,729 million to $1,749 million, a 13 to 15 percent increase over the 2014 full year adjusted EBITDA of $1,524 million. See page A-9 for the adjusted EBITDA calculation.

Marriott International, Inc. (NASDAQ: MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, October 29, 2015 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until October 29, 2016.

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 39462855. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, October 29, 2015 until 8 p.m. ET, Thursday, November 5, 2015. To access the replay, call 404-537-3406. The conference ID for the recording is 39462855.
Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including RevPAR, profit margin and earnings trends, estimates and assumptions; the number of lodging properties we expect to add to or remove from our system in the future; our expectations about investment spending; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent quarterly report on Form 10-Q. Risks that could affect forward-looking statements in this press release include changes in market conditions; the pace of the economy; supply and demand changes for hotel rooms; competitive conditions in the lodging industry; relationships with clients and property owners; and the availability of capital to finance hotel growth and refurbishment. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of October 28, 2015. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Marriott International, Inc. (NASDAQ: MAR) is a global leading lodging company based in Bethesda, Maryland, USA, with more than 4,300 properties in 85 countries and territories.  Marriott International reported revenues of nearly $14 billion in fiscal year 2014. The company operates and franchises hotels and licenses vacation ownership resorts under 19 brands, including: The Ritz-Carlton®, BVlgari®, EDITION®, JW Marriott®, Autograph Collection® Hotels, Renaissance® Hotels, Marriott Hotels®, Delta Hotels and Resorts®, Marriott Executive Apartments®, Marriott Vacation Club®, Gaylord Hotels®, AC Hotels by Marriott®, Courtyard®, Residence Inn®, SpringHill Suites®, Fairfield Inn & Suites®, TownePlace Suites®, Protea Hotels® and Moxy Hotels®. Marriott has been consistently recognized as a top employer and for its superior business ethics. The company also manages the award-winning guest loyalty program, Marriott Rewards® and The Ritz-Carlton Rewards® program, which together surpass 53 million members. For more information or reservations, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.
IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THIRD QUARTER 2015 AND 2014
(in millions except per share amounts, unaudited)

	Three Months Ended	Three Months Ended	Percent
	September 30, 2015	September 30, 2014	Better/(Worse)
REVENUES
Base management fees	$170	$178	(4)
Franchise fees	227	203	12
Incentive management fees	68	67	1
Owned, leased, and other revenue [1]	229	244	(6)
Cost reimbursements [2]	2,884	2,768	4
Total Revenues	3,578	3,460	3
OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [3]	175	189	7
Reimbursed costs	2,884	2,768	(4)
Depreciation, amortization, and other [4]	31	33	6
General, administrative, and other [5]	149	172	13
Total Expenses	3,239	3,162	(2)
OPERATING INCOME	339	298	14
Gains and other income, net [6]	—	1	(100)
Interest expense	(43)	(29)	(48)
Interest income	5	8	(38)
Equity in earnings [7]	8	12	(33)
INCOME BEFORE INCOME TAXES	309	290	7
Provision for income taxes	(99)	(98)	(1)
NET INCOME	$210	$192	9
EARNINGS PER SHARE
Earnings per share - basic	$0.80	$0.66	21
Earnings per share - diluted	$0.78	$0.65	20

Basic Shares	262.2	288.9
Diluted Shares	267.3	295.4

1	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.

2	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.

3	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

4
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

5	General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.

6
Gains and other income, net includes gains and losses on: the sale of real estate, the sale or other-than-temporary impairment of joint ventures and investments, and results from cost method investments.

7	Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THIRD QUARTER YEAR-TO-DATE 2015 AND 2014
(in millions except per share amounts, unaudited)

	Nine Months Ended	Nine Months Ended	Percent
	September 30, 2015	September 30, 2014	Better/(Worse)
REVENUES
Base management fees	$526	$509	3
Franchise fees	652	560	16
Incentive management fees	238	220	8
Owned, leased, and other revenue [1]	729	747	(2)
Cost reimbursements [2]	8,635	8,201	5
Total Revenues	10,780	10,237	5
OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [3]	552	573	4
Reimbursed costs	8,635	8,201	(5)
Depreciation, amortization, and other [4]	107	116	8
General, administrative, and other [5]	446	479	7
Total Expenses	9,740	9,369	(4)
OPERATING INCOME	1,040	868	20
Gains and other income, net [6]	20	4	400
Interest expense	(121)	(89)	(36)
Interest income	19	17	12
Equity in earnings [7]	13	6	117
INCOME BEFORE INCOME TAXES	971	806	20
Provision for income taxes	(314)	(250)	(26)
NET INCOME	$657	$556	18
EARNINGS PER SHARE
Earnings per share - basic	$2.43	$1.90	28
Earnings per share - diluted	$2.38	$1.86	28

Basic Shares	270.7	292.5
Diluted Shares	276.1	299.4

1	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.

2	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.

3	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

4
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

5	General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.

6
Gains and other income, net includes gains and losses on the sale of real estate, the sale or other-than-temporary impairment of joint ventures and investments, and results from cost method investments.

7	Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS

	Number of Properties			Number of Rooms
Brand	September 30, 2015	September 30, 2014	vs. September 30, 2014	September 30, 2015	September 30, 2014	vs. September 30, 2014

North American - Full Service
Marriott Hotels	366	363	3	148,235	146,151	2,084
Renaissance Hotels	79	81	(2)	26,748	28,747	(1,999)
Autograph Collection Hotels	54	36	18	12,842	9,231	3,611
Gaylord Hotels	5	5	—	8,098	8,098	—
Delta Hotels and Resorts	37	—	37	9,590	—	9,590
The Ritz-Carlton Hotels	40	39	1	11,839	11,567	272
The Ritz-Carlton Residences	32	32	—	3,812	3,812	—
EDITION Hotels	2	—	2	568	—	568
EDITION Residences	1	—	1	25	—	25
North American - Limited Service
Courtyard	907	880	27	127,952	124,545	3,407
Residence Inn	682	661	21	83,618	80,505	3,113
TownePlace Suites	264	236	28	26,508	23,648	2,860
Fairfield Inn & Suites	749	721	28	68,930	66,020	2,910
SpringHill Suites	333	313	20	39,408	36,887	2,521
AC Hotels by Marriott[1]	5	—	5	911	—	911
International
Marriott Hotels	232	208	24	70,743	63,072	7,671
Marriott Executive Apartments	28	27	1	4,181	4,285	(104)
Renaissance Hotels	79	78	1	24,557	24,365	192
Autograph Collection Hotels[1]	39	26	13	9,555	3,288	6,267
Protea Hotels	102	112	(10)	9,612	10,107	(495)
The Ritz-Carlton Hotels	50	46	4	14,311	13,510	801
The Ritz-Carlton Serviced Apartments	4	4	—	579	579	—
The Ritz-Carlton Residences	8	8	—	416	416	—
Bulgari Hotels & Resorts	3	3	—	202	202	—
Bulgari Residences	1	—	1	5	—	5
EDITION Hotels	2	2	—	251	251	—
Courtyard	113	101	12	22,669	20,280	2,389
Residence Inn	7	4	3	717	421	296
Fairfield Inn & Suites	4	3	1	622	482	140
AC Hotels by Marriott[1]	77	75	2	9,448	8,499	949
Moxy Hotels	1	1	—	162	162	—

Timeshare[2]	58	62	(4)	12,876	13,124	(248)

Total Lodging	4,364	4,127	237	749,990	702,254	47,736

1	Results for all AC Hotels by Marriott properties and five Autograph Collection properties are presented in the “Equity in earnings” caption of our Consolidated Statements of Income.

2	Timeshare unit and room counts are as of September 11, 2015 and September 12, 2014, the end of Marriott Vacation Worldwide’s third quarter for 2015 and 2014, respectively.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
Constant $

Comparable Company-Operated International Properties[1]
	Three Months Ended September 30, 2015 and September 30, 2014
	REVPAR		Occupancy			Average Daily Rate
Region	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Caribbean & Latin America	$140.95	2.4%	68.5%	-1.8%	pts.	$205.63	5.2%
Europe	$147.82	8.8%	82.9%	2.5%	pts.	$178.39	5.5%
Middle East & Africa	$89.54	2.7%	55.6%	2.8%	pts.	$161.10	-2.5%
Asia Pacific	$107.89	3.7%	74.4%	2.7%	pts.	$144.95	0.0%
Total International[2]	$123.87	5.5%	74.2%	2.0%	pts.	$166.91	2.6%
Worldwide[3]	$131.05	4.1%	76.1%	0.6%	pts.	$172.26	3.4%

Comparable Systemwide International Properties[1]
	Three Months Ended September 30, 2015 and September 30, 2014
	REVPAR		Occupancy			Average Daily Rate
Region	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Caribbean & Latin America	$122.02	1.5%	68.5%	-0.2%	pts.	$178.19	1.9%
Europe	$139.38	9.3%	81.0%	2.8%	pts.	$171.99	5.5%
Middle East & Africa	$89.00	3.9%	55.9%	3.3%	pts.	$159.26	-2.1%
Asia Pacific	$112.84	4.9%	75.0%	2.8%	pts.	$150.42	1.0%
Total International[2]	$122.27	6.2%	74.3%	2.4%	pts.	$164.48	2.8%
Worldwide[3]	$116.37	4.5%	77.2%	0.4%	pts.	$150.72	4.0%

1	International includes properties located outside the United States and Canada, except for Worldwide which includes the United States and Canada.

2	Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, and Fairfield Inn & Suites properties.

3
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
Constant $

Comparable Company-Operated International Properties[1]
	Nine Months Ended September 30, 2015 and September 30, 2014
	REVPAR		Occupancy			Average Daily Rate
Region	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Caribbean & Latin America	$181.63	5.7%	73.1%	0.3%	pts.	$248.64	5.2%
Europe	$133.67	7.6%	76.9%	2.7%	pts.	$173.71	3.9%
Middle East & Africa	$109.35	4.3%	60.9%	4.1%	pts.	$179.64	-2.7%
Asia Pacific	$112.36	5.1%	73.4%	3.9%	pts.	$153.16	-0.4%
Total International[2]	$128.72	6.0%	73.0%	3.0%	pts.	$176.29	1.7%
Worldwide[3]	$133.82	5.4%	75.0%	1.2%	pts.	$178.53	3.7%

Comparable Systemwide International Properties[1]
	Nine Months Ended September 30, 2015 and September 30, 2014
	REVPAR		Occupancy			Average Daily Rate
Region	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Caribbean & Latin America	$151.24	4.3%	71.0%	0.6%	pts.	$213.15	3.4%
Europe	$125.06	6.8%	74.6%	2.4%	pts.	$167.72	3.5%
Middle East & Africa	$108.40	4.8%	61.3%	4.0%	pts.	$176.82	-2.0%
Asia Pacific	$114.23	5.8%	73.8%	3.7%	pts.	$154.77	0.4%
Total International[2]	$123.98	5.8%	72.4%	2.7%	pts.	$171.34	1.9%
Worldwide[3]	$114.35	5.6%	74.9%	0.9%	pts.	$152.61	4.3%

1	International includes properties located outside the United States and Canada, except for Worldwide which includes the United States and Canada.

2	Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, and Fairfield Inn & Suites properties.

3
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
Constant $

Comparable Company-Operated North American Properties
	Three Months Ended September 30, 2015 and September 30, 2014
	REVPAR		Occupancy			Average Daily Rate
Brand	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Marriott Hotels	$148.29	3.5%	77.9%	0.3%	pts.	$190.48	3.1%
Renaissance Hotels	$129.02	2.0%	75.3%	-0.1%	pts.	$171.23	2.1%
The Ritz-Carlton	$244.58	3.3%	73.2%	-0.2%	pts.	$334.03	3.6%
Composite North American - Full Service[1]	$153.97	2.9%	76.5%	0.0%	pts.	$201.18	2.9%
Courtyard	$106.31	4.3%	75.9%	-0.4%	pts.	$140.10	4.9%
SpringHill Suites	$96.68	7.0%	79.1%	1.9%	pts.	$122.15	4.4%
Residence Inn	$118.63	5.2%	81.8%	-0.3%	pts.	$145.06	5.5%
TownePlace Suites	$84.24	5.6%	78.0%	-2.1%	pts.	$107.96	8.4%
Composite North American - Limited Service[2]	$107.89	4.8%	77.6%	-0.3%	pts.	$138.96	5.2%
Composite - All[3]	$134.60	3.6%	77.0%	-0.1%	pts.	$174.81	3.7%

Comparable Systemwide North American Properties
	Three Months Ended September 30, 2015 and September 30, 2014
	REVPAR		Occupancy			Average Daily Rate
Brand	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Marriott Hotels	$130.99	4.4%	76.0%	0.6%	pts.	$172.38	3.5%
Renaissance Hotels	$120.20	2.9%	75.7%	0.2%	pts.	$158.78	2.7%
Autograph Collection Hotels	$169.86	1.6%	77.5%	0.1%	pts.	$219.12	1.5%
The Ritz-Carlton	$244.58	3.3%	73.2%	-0.2%	pts.	$334.03	3.6%
Composite North American - Full Service[4]	$137.39	3.7%	75.7%	0.4%	pts.	$181.53	3.2%
Courtyard	$107.37	4.9%	77.3%	-0.1%	pts.	$138.84	5.0%
Fairfield Inn & Suites	$85.17	3.8%	75.9%	-0.3%	pts.	$112.16	4.3%
SpringHill Suites	$95.81	4.8%	78.9%	0.0%	pts.	$121.48	4.8%
Residence Inn	$120.15	4.7%	83.8%	-0.3%	pts.	$143.31	5.0%
TownePlace Suites	$83.08	4.0%	79.8%	-0.3%	pts.	$104.11	4.4%
Composite North American - Limited Service[2]	$103.02	4.6%	78.9%	-0.2%	pts.	$130.49	4.8%
Composite - All[5]	$115.18	4.2%	77.8%	0.0%	pts.	$148.06	4.2%

1	Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, and The Ritz-Carlton properties.

2	Includes Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

3	Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

4	Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph Collection Hotels, and The Ritz-Carlton properties.

5
Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph Collection Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
Constant $

Comparable Company-Operated North American Properties
	Nine Months Ended September 30, 2015 and September 30, 2014
	REVPAR		Occupancy			Average Daily Rate
Brand	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Marriott Hotels	$149.84	4.7%	76.8%	0.3%	pts.	$195.11	4.3%
Renaissance Hotels	$139.91	5.6%	76.9%	0.5%	pts.	$181.86	4.9%
The Ritz-Carlton	$261.75	3.1%	73.1%	-0.3%	pts.	$358.00	3.5%
Composite North American - Full Service[1]	$158.95	4.3%	76.1%	0.2%	pts.	$208.96	4.0%
Courtyard	$103.60	6.9%	74.0%	0.8%	pts.	$140.02	5.8%
SpringHill Suites	$96.84	7.6%	77.0%	1.0%	pts.	$125.83	6.1%
Residence Inn	$115.11	6.9%	79.6%	0.1%	pts.	$144.56	6.8%
TownePlace Suites	$78.04	8.7%	75.1%	0.0%	pts.	$103.96	8.6%
Composite North American - Limited Service[2]	$105.17	7.0%	75.7%	0.6%	pts.	$138.92	6.2%
Composite - All[3]	$136.34	5.2%	75.9%	0.4%	pts.	$179.60	4.6%

Comparable Systemwide North American Properties
	Nine Months Ended September 30, 2015 and September 30, 2014
	REVPAR		Occupancy			Average Daily Rate
Brand	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Marriott Hotels	$130.68	5.2%	74.2%	0.4%	pts.	$176.04	4.6%
Renaissance Hotels	$123.92	5.5%	75.5%	0.7%	pts.	$164.04	4.5%
Autograph Collection Hotels	$177.05	3.1%	77.4%	0.3%	pts.	$228.74	2.7%
The Ritz-Carlton	$261.75	3.1%	73.1%	-0.3%	pts.	$358.00	3.5%
Composite North American - Full Service[4]	$139.40	4.7%	74.4%	0.4%	pts.	$187.27	4.2%
Courtyard	$102.73	7.0%	74.7%	1.1%	pts.	$137.48	5.5%
Fairfield Inn & Suites	$78.76	5.3%	72.2%	0.5%	pts.	$109.10	4.5%
SpringHill Suites	$91.52	5.7%	76.3%	0.4%	pts.	$119.88	5.1%
Residence Inn	$113.52	5.9%	80.9%	0.1%	pts.	$140.32	5.7%
TownePlace Suites	$78.74	5.7%	76.7%	0.4%	pts.	$102.67	5.1%
Composite North American - Limited Service[2]	$97.62	6.2%	76.0%	0.6%	pts.	$128.42	5.3%
Composite - All[5]	$112.40	5.5%	75.5%	0.5%	pts.	$148.96	4.8%

1	Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, and The Ritz-Carlton properties.

2	Includes Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

3	Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

4	Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph Collection Hotels, and The Ritz-Carlton properties.

5
Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph Collection Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2015
	First Quarter	Second Quarter	Third Quarter	Total
Net income	$207	$240	$210	$657
Interest expense	36	42	43	121
Tax provision	100	115	99	314
Depreciation and amortization	32	32	31	95
Depreciation classified in Reimbursed costs	14	14	15	43
Interest expense from unconsolidated joint ventures	1	—	1	2
Depreciation and amortization from unconsolidated joint ventures	3	2	3	8
EBITDA **	393	445	402	1,240

EDITION impairment charge	12	—	—	12
Losses on expected disposition of real estate	—	22	—	22
Gain on redemption of preferred equity ownership interest	—	(41)	—	(41)
Share-based compensation (including share-based compensation reimbursed by third-party owners)	24	31	29	84
Adjusted EBITDA **	$429	$457	$431	$1,317

Increase over 2014 Quarterly Adjusted EBITDA **	27%	12%	10%	16%

	Fiscal Year 2014
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income	$172	$192	$192	$197	$753
Interest expense	30	30	29	26	115
Tax provision	59	93	98	85	335
Depreciation and amortization	26	32	33	32	123
Depreciation classified in Reimbursed costs	12	13	13	13	51
Interest expense from unconsolidated joint ventures	1	1	—	1	3
Depreciation and amortization from unconsolidated joint ventures	4	3	1	2	10
EBITDA **	304	364	366	356	1,390

EDITION impairment charge	10	15	—	—	25
Share-based compensation (including share-based compensation reimbursed by third-party owners)	25	29	27	28	109
Adjusted EBITDA **	$339	$408	$393	$384	$1,524

**	Denotes non-GAAP financial measures. Please see page A-12 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FULL YEAR FORECAST
($ in millions)

	Range
	Estimated EBITDA Fiscal Year 2015		As Reported Fiscal Year 2014
Net income	$850	$861	$753
Interest expense	170	170	115
Tax provision	406	410	335
Depreciation and amortization	130	130	123
Depreciation classified in Reimbursed costs	55	60	51
Interest expense from unconsolidated joint ventures	5	5	3
Depreciation and amortization from unconsolidated joint ventures	10	10	10
EBITDA **	1,626	1,646	1,390

EDITION impairment charge	12	12	25
Losses on expected disposition of real estate	22	22	—
Gain on redemption of preferred equity ownership interest	(41)	(41)	—
Share-based compensation (including share-based compensation reimbursed by third-party owners)	110	110	109
Adjusted EBITDA **	$1,729	$1,749	$1,524

Increase over 2014 Adjusted EBITDA**	13%	15%

**	Denotes non-GAAP financial measures. See page A-12 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED OPERATING INCOME MARGIN
THIRD QUARTER 2015 AND 2014
($ in millions)

	Third Quarter 2015	Third Quarter 2014

Total revenues, as reported	$3,578	$3,460
Less: cost reimbursements	(2,884)	(2,768)
Total revenues, as adjusted **	$694	$692

Operating income	$339	$298

Adjusted operating income margin**	49%	43%

**	Denotes non-GAAP financial measures. Please see page A-12 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
RETURN ON INVESTED CAPITAL
($ in millions)

The reconciliation of net income to earnings before interest expense and taxes is as follows:
	Twelve Months Ended September 30, 2015
Net income	$854
Interest expense	147
Tax provision	399
Earnings before interest expense and taxes **	$1,400

The reconciliation of assets to invested capital is as follows:
	September 30, 2015	September 30, 2014
Assets	$6,153	$6,847
Less: current liabilities, net of current portion of long-term debt	(2,894)	(2,731)
Less: deferred tax assets, net [1]	(685)	(785)
Invested capital **	$2,574	$3,331

Average invested capital [2] **	$2,953

Return on invested capital **	47.4%

[1]
Deducted because the numerator of the calculation is a pre-tax number. At September 30, 2015 and 2014, “Deferred tax assets, net” is also net of “current deferred income tax liabilities” of $22 million and $19 million, respectively.

[2]	Calculated as “Invested capital” for September 30, 2015 and September 30, 2014, divided by two.

** Denotes non-GAAP financial measures. See page A-12 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Earnings Before Interest Expense and Taxes (“EBIT”), and Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). EBIT and Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) are financial measures not required by, or presented in accordance with GAAP. EBIT, which we use as part of our return on invested capital calculation, reflects net income excluding the impact of interest expense and provision for income taxes, and EBITDA reflects EBIT excluding the impact of depreciation and amortization. Our non-GAAP measure of Adjusted EBITDA further adjusts EBITDA to exclude (1) the $41 million pre-tax preferred equity investment gain and the $22 million pre-tax expected loss on dispositions of real estate, both in the 2015 second quarter, which we recorded in the “Gains and other income, net” caption of our Condensed Consolidated Statements of Income (our “Income Statements”); (2) the pre-tax EDITION impairment charges of $12 million in the 2015 first quarter, $10 million in the 2014 first quarter, and $15 million in the 2014 second quarter, which we recorded in the “Depreciation, amortization, and other” caption of our Income Statements following an evaluation of our EDITION hotels and residences for recovery; and (3) share-based compensation expense for all periods presented.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing core operations before these items and facilitates our comparison of results before these items with results from other lodging companies. We use Adjusted EBITDA to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry, and analysts, lenders, investors, and others use EBITDA or Adjusted EBITDA for similar purposes. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense which we report under “Depreciation, amortization, and other” as well as depreciation included under “Reimbursed costs” in our Income Statements, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We also excluded share-based compensation expense in all periods presented in order to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted.

Adjusted EBITDA and EBIT have limitations and should not be considered in isolation or as substitutes for performance measures calculated under GAAP. These non-GAAP measures exclude certain cash expenses that we are obligated to make. In addition, other companies in our industry may calculate Adjusted EBITDA differently than we do or may not calculate it at all, limiting the usefulness of Adjusted EBITDA as a comparative measure.

Adjusted Operating Income Margin Excluding Cost Reimbursements. Cost reimbursements revenue represents reimbursements we receive for costs we incur on behalf of managed and franchised properties and relates, predominantly, to payroll costs at managed properties where we are the employer, but also includes reimbursements for other costs, such as those associated with our rewards programs. As we record cost reimbursements based on the costs we incur with no added markup, this revenue and the related expense have no impact on either our operating income or net income because cost reimbursements revenue net of reimbursed costs expense is zero. In calculating adjusted operating income margin, we consider total revenues, as adjusted to exclude cost reimbursements, to be meaningful metrics as they represent that portion of revenue and operating income margin that allows for period-over-period comparisons.

Return on Invested Capital (“ROIC”). We calculate ROIC as EBIT divided by average invested capital. We consider ROIC to be a meaningful indicator of our operating performance, and we evaluate ROIC because it measures how effectively we use the money we invest in our operations. We calculate invested capital by deducting from total assets: (1) current liabilities, as we intend to satisfy them in the short term, net of current portion of long-term debt, as the numerator of the calculation excludes interest expense; and (2) deferred tax assets net of deferred tax liabilities, because the numerator of the calculation is a pre-tax amount.